As filed with the Securities and Exchange Commission on January 23, 2008

Registration Statement No. 333-30803

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	95-3814301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3790 VIA DE LA VALLE, SUITE 211

DEL MAR, CALIFORNIA 92014

(858) 259-4302

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

RICHARD A. SACKETT

President, General Counsel and Secretary

Remec, Inc.

3790 Via de la Valle, Suite 211

Del Mar, California 92014

(858) 259-4302

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey C. Thacker

HELLER EHRMAN LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, California 92122

(858) 450-8400

Approximate date of commencement of proposed sale to public:

No longer applicable because the shares are being removed from registration.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

Remec, Inc., a California corporation (the “Company”), filed a Registration Statement on Form S-3 (file No. 333-30803) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on July 3, 1997 registering shares of the Company’s common stock, par value $0.01 per share, to be sold by the selling shareholders named therein. The Commission declared the Registration Statement effective on July 3, 1997.

In accordance with the undertaking contained in Part II, Item 17 of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. The Company is deregistering these shares because the Company’s obligation to maintain the effectiveness of the Registration Statement with respect to such shares has expired.

Accordingly, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister all shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing an amendment on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 23rd day of January 2008.

REMEC, INC.

By	/s/ Richard A. Sackett
Richard A. Sackett President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard A. Sackett Richard A. Sackett	Director, President, General Counsel and Secretary (Principal Executive Officer)	January 23, 2008

/s/ David Wilkinson David Wilkinson	Chief Financial Officer (Principal Financial Officer)	January 23, 2008

/s/ Thomas A. Corcoran Thomas A. Corcoran	Director	January 23, 2008

/s/ Mark D. Dankberg Mark D. Dankberg	Director	January 23, 2008

/s/ William H. Gibbs William H. Gibbs	Director	January 23, 2008

/s/ Andre R. Horn Andre R. Horn	Chairman of the Board of Directors	January 23, 2008

/s/ Jeffrey M. Nash Jeffrey M. Nash	Director	January 23, 2008

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